Exhibit 10.8

ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

among

ARTISAN ACQUISITION CORP.

PRENETICS GLOBAL LIMITED

and

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

Dated September 15, 2021

THIS ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT (this “Agreement”), dated September 15, 2021, is made by and among Artisan Acquisition Corp., a Cayman Islands exempted company (the “Company”), Prenetics Global Limited, a Cayman Islands exempted company (“PubCo”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (in such capacity, the “Warrant Agent”) and amends the Warrant Agreement (the “Existing Warrant Agreement”), dated May 13, 2021, by and between the Company and the Warrant Agent. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Existing Warrant Agreement.

WHEREAS, as of the date hereof and pursuant to the Existing Warrant Agreement, (i) the Company issued (a) 5,857,898 Private Placement Warrants to the Sponsor and (b) 5,131,770 Public Warrants; and (ii) the Company expects to issue (a) 1,500,000 Forward Purchase Warrants pursuant to the Forward Purchase Agreements and (b) up to 6,179,629 Public Warrants upon separation of 18,538,889 Units issued and outstanding as of the date hereof.

WHEREAS, on the date of this Agreement, the Company, PubCo, Prenetics Group Limited, AAC Merger Limited (“Merger Sub 1”) and PGL Merger Limited entered into a business combination agreement (as amended, modified or supplemented from time to time, the “Business Combination Agreement”);

WHEREAS, on the date of this Agreement and in connection with the entry into the Business Combination Agreement, the Company, PubCo, Sponsor and the respective investors entered into that certain deeds of novation and amendment to novate and amend the Forward Purchase Agreements, such that the respective investors agreed to replace their commitments to purchase Ordinary Shares and Forward Purchase Warrants with the commitment to purchase the Class A ordinary shares and warrants of PubCo pursuant to the terms and conditions of the respective novated and amended Forward Purchase Agreements.

WHEREAS, all of the Warrants are governed by the Existing Warrant Agreement;

WHEREAS, pursuant to the Business Combination Agreement, the Company will merge with and into Merger Sub 1, with Merger Sub 1 surviving such merger as a wholly-owned subsidiary of PubCo (the “Initial Merger”), and as a result of the Initial Merger, the holders of Ordinary Shares of the Company shall become holders of Class A ordinary shares of PubCo (the “PubCo Class A Ordinary Shares”);

WHEREAS, upon consummation of the Initial Merger, as provided in Section 4.5 of the Existing Warrant Agreement, the Warrants will no longer be exercisable for Ordinary Shares but instead will be exercisable (subject to the terms of the Existing Warrant Agreement as amended hereby) for PubCo Class A Ordinary Shares;

WHEREAS, the Board has determined that the consummation of the transactions contemplated by the Business Combination Agreement will constitute a Business Combination;

WHEREAS, in connection with the Initial Merger (as defined in the Business Combination Agreement), the Company desires to assign all of its right, title and interest in the Existing Warrant Agreement to PubCo and PubCo wishes to accept such assignment; and

WHEREAS, Section 9.8 of the Existing Warrant Agreement provides that the Company and the Warrant Agent may amend the Existing Warrant Agreement without the consent of any Registered Holders as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the rights of the Registered Holders under the Existing Warrant Agreement in any material respect.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.	Assignment and Assumption; Consent.

1.1.	Assignment and Assumption. As of and with effect on and from the Initial Closing (as defined in the Business Combination Agreement, the “Initial Closing”), the Company hereby assigns to PubCo all of the Company’s right, title and interest in and to the Existing Warrant Agreement (as amended hereby); and PubCo hereby assumes, and agrees to pay, perform, satisfy and discharge in full, as the same become due, all of the Company’s liabilities and obligations under the Existing Warrant Agreement (as amended hereby) arising on, from and after the Initial Closing.

1.2.	Consent. The Warrant Agent hereby consents to (i) the assignment of the Existing Warrant Agreement by the Company to PubCo pursuant to Section 1.1 and the assumption of the Existing Warrant Agreement by PubCo from the Company pursuant to Section 1.1, in each case effective as of the Initial Closing, and (ii) the continuation of the Existing Warrant Agreement (as amended by this Agreement), in full force and effect from and after the Initial Closing.

2.	Amendment of Existing Warrant Agreement. Effective as of the Initial Closing, the Company and the Warrant Agent hereby amend the Existing Warrant Agreement as provided in this Section 2, and acknowledge and agree that the amendments to the Existing Warrant Agreement set forth in this Section 2 (i) are necessary and desirable and do not adversely affect the rights of the Registered Holders under the Existing Warrant Agreement in any material respect and (ii) are to provide for the delivery of Alternative Issuance pursuant to Section 4.5 of the Existing Warrant Agreement (in connection with the Initial Merger and the transactions contemplated by the Business Combination Agreement).

2.1.	References to the “Company”. All references to the “Company” in the Existing Warrant Agreement (including all Exhibits thereto) shall be references to PubCo.

2.2.	References to Ordinary Shares. All references to “Ordinary Shares” in the Existing Warrant Agreement (including all Exhibits thereto) shall be references to PubCo Class A Ordinary Shares.

2.3.	References to Business Combination. All references to “Business Combination” in the Existing Warrant Agreement (including all Exhibits thereto) shall be references to the transactions contemplated by the Business Combination Agreement, and references to “the completion of the Business Combination” and all variations thereof in the Existing Warrant Agreement (including all Exhibits thereto) shall be references to the Initial Closing.

2.4.	Notice Clause. Section 9.2 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on PubCo shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by PubCo with the Warrant Agent), as follows:

Prenetics Global Limited
c/o Prenetics Limited, 7th Floor, K11 Atelier, 728 King’s Road, Quarry Bay, Hong Kong
Attn: Danny Yeung; Stephen Lo
Email: danny@prenetics.com; stephen.lo@prenetics.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

42th Floor, Edinburgh Tower, The Landmark

15 Queen’s Road Central, Hong KongAttn: Jonathan B. Stone; Peter X. Huang

Email: jonathan.stone@skadden.com; peter.huang@skadden.com

and

Kirkland & Ellis

26th Floor, Gloucester Tower, The Landmark

15 Queen’s Road Central, Hong Kong

Attention: Jesse Sheley; Joseph Raymond Casey; Ram Narayan

E-mail: jesse.sheley@kirkland.com; joseph.casey@kirkland.com; ram.narayan@kirkland.com

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the PubCo), as follows:

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, NY 10004

Attention: Compliance Department

3.	Miscellaneous Provisions.

3.1.	Effectiveness of the Amendment. Each of the parties hereto acknowledges and agrees that the effectiveness of this Agreement shall be expressly subject to the occurrence of the Initial Merger and substantially contemporaneous occurrence of the Initial Closing and shall automatically be terminated and shall be null and void if the Business Combination Agreement shall be terminated for any reason.

3.2.	Successors. All the covenants and provisions of this Agreement by or for the benefit of PubCo, the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

3.3.	Applicable Law and Exclusive Forum. The validity, interpretation, and performance of this Agreement shall be governed in all respects by the laws of the State of New York. Subject to applicable law, each of PubCo and the Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive forum for any such action, proceeding or claim. Each of PubCo and the Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Any person or entity purchasing or otherwise acquiring any interest in the Warrants shall be deemed to have notice of and to have consented to the forum provisions in this Section 3.3. If any action, the subject matter of which is within the scope the forum provisions above, is filed in a court other than a court located within the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any warrant holder, such warrant holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of New York or the United States District Court for the Southern District of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

3.4.	Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

3.5.	Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

3.6.	Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ARTISAN ACQUISITION CORP.

By:	/s/ Chen Yin Pan
Name: Chen Yin Pan
Title: Chief Executive Officer

[Signature Page to Assignment, Assumption and Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PRENETICS GLOBAL LIMITED

By:	/s/ Danny Yeung
Name: Danny Yeung
Title: Director

[Signature Page to Assignment, Assumption and Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CONTINENTAL STOCK TRANSFER &
TRUST COMPANY, as Warrant Agent

By:	/s/ Margaret B. Lloyd
Name: Margaret B. Lloyd
Title: Vice President

[Signature Page to Assignment, Assumption and Amendment Agreement]